Exhibit 99.1
AURINIA PROVIDES PRELIMINARY UNAUDITED FOURTH QUARTER AND FULL-YEAR 2023 NET REVENUE RESULTS

Preliminary unaudited total net revenue for the fourth quarter and full year 2023 of approximately $45 million and $176 million

Preliminary unaudited net product revenue for the fourth quarter and full year 2023 of approximately $42 million and $159 million
Approximately $351 million of cash, cash equivalents, restricted cash and investments as of December 31, 2023 (unaudited)
Net product revenue guidance for 2024 in the range of $200 -$220 million; targeting to be cash flow positive in the second half of 2024

ROCKVILLE, Maryland and EDMONTON, Alberta – January 5, 2024 - Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) (Aurinia or the Company) today provided an update on its 2023 fourth quarter and full year business performance. Preliminary unaudited net product revenue was approximately $42 million for the three months ended December 31, 2023, and $28.3 million for the same period in 2022, representing growth of approximately 49%. Preliminary unaudited net product revenue was approximately $159 million for the full year, and $103.5 million for the same period in 2022, representing growth of approximately 53%.
Preliminary unaudited total net revenue was approximately $45 million for the three months ended December 31, 2023 and $28.4 million for the same period 2022, representing growth of approximately 59%. Preliminary unaudited total net revenue was approximately $176 million for the year and $134.0 million for the same period 2022, representing growth of approximately 31%.
The Company had unaudited cash, cash equivalents, restricted cash and investments of approximately $351 million as of December 31, 2023. The Company is expecting to become cash flow positive on a go forward basis in the second half of 2024.
As previously announced, the Company initiated a robust strategic review at the end of June 2023 and is continuing to review all strategic options for the Company, which include a variety of possibilities including, but not limited to, a potential sale, merger, or other strategic transaction. At this time, there are no further updates on the matter, other than that the process is continuing. The Board of Directors and the Executive Leadership team remain committed to running a fulsome process that reflects the best interests of the Company, our shareholders, and other key stakeholders, including our patients, healthcare providers, and our employees.

“We are extremely proud of the strong performance and growth for LUPKYNIS throughout 2023, including publication and presentation of the AURORA 2 extension study and the renal biopsy sub-study, both of which further differentiate and support LUPKYNIS as foundation therapy in treating patients with active lupus nephritis. Our collaboration partner, Otsuka Pharmaceuticals Co., Ltd. filed for approval of LUPKYNIS to treat lupus nephritis (LN) with Japanese authorities, received pricing and reimbursement approvals in the UK, Italy, and Spain, and are continuing their commercialization efforts across Europe. At the end of the year, we also advanced our pipeline with the submission of an Investigational New Drug application to the FDA for AUR200, a potential next generation therapy for B-cell mediated autoimmune diseases. We are looking forward to continuing our momentum throughout 2024,” said Peter Greenleaf, President, and CEO of Aurinia.

Preliminary Fourth Quarter 2023 LUPKYNIS Product Metrics

•There were approximately 2,066 patients on LUPKYNIS therapy at December 31, 2023, compared with 1,525 at prior year end and 1,939 at September 30, 2023.
•Aurinia added approximately 438 patient start forms (PSFs) in the fourth quarter of 2023. In addition, the Company added approximately 101 new patients, as restarts (patients coming back onto therapy), as well as an estimate of new patients beginning therapy in the hospital channel. The fourth quarter PSFs of 438 compare to 406 PSFs in the fourth quarter of 2022 and 436 in the third quarter of 2023. The addition of patient restarts and estimated patients coming through the hospital channel are newly reported in the fourth quarter since they have achieved numerical significance for the first time.

About Lupus Nephritis
LN is a serious manifestation of SLE, a chronic and complex autoimmune disease. About 200,000-300,000 people live with SLE in the U.S. and about one-third of these people are diagnosed with lupus nephritis at the time of their SLE diagnosis. About 50 percent of all people with SLE may develop lupus nephritis. If poorly controlled, LN can lead to permanent and irreversible tissue damage within the kidney. Black and Asian individuals with SLE are four times more likely to develop LN and individuals of Hispanic ancestry are approximately twice as likely to develop the disease when compared with Caucasian individuals. Black and Hispanic individuals with SLE also tend to develop LN earlier and have poorer outcomes when compared to Caucasian individuals.

About Aurinia
Aurinia is a fully integrated biopharmaceutical company focused on delivering therapies to treat targeted patient populations with a high unmet medical need that are impacted by autoimmune, kidney and rare diseases. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis (LN). The Company’s head office is in Edmonton, Alberta and its U.S. commercial office is in Rockville, Maryland. The Company focuses its development efforts globally.
Forward-Looking Statements
Certain statements made in this press release may constitute forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable United States securities law. These forward-looking statements or information include but are not limited to statements or information with respect to: Aurinia’s estimates as to preliminary unaudited net revenue of approximately $176 million for the full year 2023 and approximately $45 million for the fourth quarter of 2023; Aurinia’s estimates as to preliminary unaudited fourth quarter and full year net product revenues of approximately $42 million and $159 million, respectively; Aurinia’s estimates as to holding approximately $351 million in cash, cash equivalents, restricted cash and investments as of December 31, 2023; Aurinia's target to be cash flow positive in the second half of 2024; Aurinia’s estimates as to net product revenue for 2024 in the range of $200 - $220 million; Aurinia’s estimates as to the number of patients on LUPKYNIS therapy at December 31, 2023 and the number of patient start forms added in the fourth quarter of 2023; Aurinia’s belief that it has achieved its 2023 full year net product revenue guidance; and Aurinia’s estimates as to the number of patients with SLE in the U.S. and the proportion of those persons who have developed LN at time of SLE diagnosis. It is possible that such results or conclusions may change. Words such as “anticipate”, “will”, “believe”, “estimate”, “expect”, “intend”, “target”, “plan”, “goals”, “objectives”, “may” and other similar words and expressions, identify forward-looking statements. We have made numerous assumptions about the forward-looking statements and information contained herein, including among other things, assumptions about: the accuracy of reported data from third party studies and reports; the number, and timing of receipt, of PSFs and their rate of conversion into patients on therapy; assumptions relating to pricing for LUPKYNIS and patient persistency and adherence to on the product; assumptions related to the number of patients on LUPKYNIS therapy; that Aurinia’s intellectual property rights are valid and do not infringe the intellectual property rights of third parties; Aurinia’s assumptions relating to the capital required to fund operations; the assumption that Aurinia’s current good relationships with its suppliers, service providers and other third parties will be maintained; assumptions relating to the burn rate of Aurinia’s cash for operations; assumptions related to timing of interactions with regulatory bodies; and that Aurinia’s third party service providers will comply with their contractual obligations. Even though the management of Aurinia believes that the assumptions made, and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking information will prove to be accurate.

Forward-looking information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Aurinia to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements or information. Such risks, uncertainties and other factors include, among others, the following: Aurinia’s actual future financial and operational results may differ from its expectations; difficulties Aurinia may experience in completing the commercialization of voclosporin; the market for the LN business may not be as estimated; Aurinia may have to pay unanticipated expenses; Aurinia may not be able to obtain sufficient supply to meet commercial demand for voclosporin in a timely fashion; unknown impact and difficulties imposed by widespread health concerns on Aurinia’s business operations including nonclinical, clinical, regulatory and commercial activities; the results from Aurinia’s clinical studies and from third party studies and reports may not be accurate; Aurinia’s third party service providers may not, or may not be able to, comply with their obligations under their agreements with Aurinia; regulatory bodies may not grant approvals on conditions acceptable to Aurinia and its business partners, or at all; and Aurinia’s assets or business activities may be subject to disputes that may result in litigation or other legal claims. Although Aurinia has attempted to identify factors that would cause actual actions, events, or results to differ materially from those described in forward-looking statements and information, there may be other factors that cause actual results, performances, achievements, or events to not be as anticipated, estimated or intended. Also, many of the factors are beyond Aurinia’s control. There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on forward-looking statements or information. All forward-looking information contained in this press release is qualified by this cautionary statement. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.

Media Inquiries:
Andrea Christopher
Corporate Communications Director, Aurinia
achristopher@auriniapharma.com

Investor/Media Contact:
ir@auriniapharma.com
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